Exhibit 99.6

A properly completed original stock order form must be used to subscribe for common stock.
Please read the Stock Ownership Guide Instructions as you complete this form.

CATALYST BANCORP, INC

Subscription & Community Offering
Stock Order Form

STOCK ORDER **DEADLINE**	STOCK ORDER **DELIVERY**	STOCK ORDER **DELIVERY**
___day, [Expiration Date] **at _:00 p.m. Central Time** **(Received not postmarked)**	If By Hand Delivery (Drop Box) **St. Landry Homestead Federal Savings Bank** **Address, City, State Zipcode**	If By Overnight Delivery **xxxxxxx** **Address, City, State Zipcode, (xxx) xxx-xxxx**

(1) SHARES →

Subscription Price X 10.00 =

(2) TOTAL PAYMENTS DUE $ → .00

Purchase Limitations (see instructions and the Prospectus)

Minimum	**Maximum**	**Maximum for associates or group**
25 shares	15,000 shares	25,000 shares
$250	$150,000	$250,000

(3) Check here if you are a St. Landry Homestead Federal Savings Bank or Catalyst Bancorp, Inc.:

☐ **EMPLOYEE, OFFICER, DIRECTOR** *or* **IMMEDIATE FAMILY MEMBER** *of such person living in the same household.*

(4) CHECK PAYMENT
Check, bank draft or money order

St. Landry Homestead Federal Savings Bank line of credit and third party checks **cannot be used for check payment.**

Payable to Catalyst Bancorp, Inc.

Total Check Amount Enclosed $ → .00

(5) WITHDRAWAL PAYMENT

St. Landry Homestead Federal Savings Bank retirement accounts or line of credit accounts **cannot be used for withdrawal payment.** The undersigned authorizes withdrawal from the following account(s). There is no early withdrawal penalty for this form of payment.

Bank Use	**Account # To Withdraw** →	**Withdrawal Amount** $ →	.00
Bank Use	**Account # To Withdraw** →	**Withdrawal Amount** $ →	.00

(6) PURCHASER INFORMATION

Subscription Offering — Check only the **first** box below that applies to the purchaser(s) in Item 7.

☐ a. The purchaser had a deposit account(s) totaling $50 or more on **December 31, 2019** at St. Landry Homestead Federal Savings Bank.

☐ b. The purchaser had a deposit account(s) totaling $50 or more on **[Month] __, 2021** at St. Landry Homestead Federal Savings Bank and is not a director or officer of St. Landry Homestead Federal Savings Bank or Catalyst Bancorp, Inc.

☐ c. The purchaser had a deposit account(s) at St. Landry Homestead Federal Savings Bank on **[Month] __, 2021.**

Community Offering — Check **one box below** if a, b or c does not apply to the purchaser(s) in Item 7.

☐ d. The purchaser in the community offering **RESIDES** in:
- St. Landry, Acadia, Lafayette, St. Martin, Point Coupée, Avoyelles or Evangeline Parish **in LA.**

Indicate parish of residence here:

☐ e. The purchaser in the community offering **DOES NOT RESIDE** in one of the above listed parishes.

Account Information - List below all St. Landry Homestead Federal Savings Bank accounts the purchaser had as of the applicable Subscription Offering eligibility date(s) as indicated above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. **Additional space on reverse side at Item 6.**

	Qualifying Account # of Purchaser	Names(s) on Account
	Qualifying Account # of Purchaser	Names(s) on Account

(7) STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information.
Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Form of Ownership (check one box and indicate SS# or Tax ID#)

☐ Individual ☐ Uniform Transfers to Minors Act (minor SS#) ☐ Business (co., corp.) **SS/Tax ID# Reporting** → __________

☐ Joint Tenants ☐ Tenants In Common ☐ Fiduciary (trust, estate) **SS/Tax ID# Other** → __________

☐ **IRA or Other Qualified Plan Order**

TTEE Tax ID# → _____-__________

Owner SS# → _____-_____-_____

Registration

Name →

Name →

Address
Street →

City → | State → | Zip code →

Telephone
Day
Evening

(8) ASSOCIATES / ACTING IN CONCERT
☐ **(Definitions on reverse side)** Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. **If you checked this box, complete reverse side.**

(9) ACKNOWLEGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Catalyst Bancorp, Inc. no later than _:00 p.m., Central Time, [day], [month] __, 2021, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Catalyst Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without Catalyst Bancorp, Inc.'s consent and if authorization to withdraw from deposit accounts at St. Landry Homestead Federal Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. **(continued on reverse side)**

By signing below, I also acknowledge that I have read the Certification Form and Acknowledgement continued on the reverse side of this form (Item 9).

Signature →	Date	Signature →	Date

ITEM (6) PURCHASER INFORMATION (continued from reverse side)

Bank Use	Qualifying Account Number(s) continued	Names(s) on Account continued

ITEM (8) ASSOCIATES / ACTING IN CONCERT (continued from reverse side)
If you checked the box in Item 8 on the reverse side of this form, list below all other orders submitted by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on **other stock order forms submitted**	Number of shares <u>ordered</u>	Name(s) listed on **other stock order forms submitted**	Number of shares <u>ordered</u>

<u>Associate</u> - The term "associate" of a particular person means:
(1) any corporation or organization, other than St. Landry Homestead Federal Savings Bank, Catalyst Bancorp, Inc. or a majority-owned subsidiary of any of these entities, of which a person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of such corporation or organization;
(2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or in a similar fiduciary capacity; or
(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or officer of St. Landry Homestead Federal Savings Bank and/or Catalyst Bancorp, Inc.

<u>Acting in concert</u> – The term "acting in concert" means:
(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or
(2) persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships, common addresses in our records, or that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership. Unless we determine otherwise, spouses, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be presumed to be acting in concert.

ITEM (9) ACKNOWLEGEMENT & SIGNATURE (continued from reverse side)
Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of St. Landry Homestead Federal Savings Bank described in the accompanying prospectus. **Federal and state regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. St. Landry Homestead Federal Savings Bank and Catalyst Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.**

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.
I further certify that, before purchasing the common stock of Catalyst Bancorp, Inc. (the "Company"), I received a prospectus of the Company dated _____ __, 2021 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section the risks involved in the investment in this common stock, including but not limited to the following:

<u>Risks Related to Our Business</u>

1. The widespread outbreak of COVID-19 pandemic has adversely affected, and will likely continue to adversely affect, our business, financial condition, and results of operations. Moreover, the longer the pandemic persists, the more material the ultimate effects are Likely to be.
2. Our emphasis on residential mortgage loans exposes us to lending risks.
3. Our planned increase in conunercial and multi-family real estate and commercial lending could expose us to increased lending risks and related loan losses.
4. If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.
5. The markets in which we operate are susceptible to hurricanes and other natural disasters, which could result in a disruption of our operations and increases in loan losses.
6. Tue geographic concentration of our loan portfolio and lending activities makes us vuh1erable to a downturn in our local market area.
7. Economic conditions could result in increases in our level of non-perfonning loans ancVor reduce demand for our products and services, which could have an adverse effect on our resu lts of operations.
8. We incurred a net loss in the year ended December 31, 2020, and we may not achieve significant profitability from our business strategies and growth plan in the near term.
9. We are not in a high-growth market area, and continued adverse economic conditions, especially affecting our market area, could adversely affect our financial condition and results of operations. Additionally, economic growth in the United States has been slow and unemployment levels are high.
10. Our business strategy includes loan growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.
11. We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel.
12. We are subject to certain risks in connection with our strategy of growing through mergers and acquisitions.
13. The building of market share through our branch office strategy, and our ability to achieve profitability on new branch offices, may increase our expenses and negatively affect our earnings.
14. Ineffective liquidity management could adversely affect our fmancial results and condition.
15. Strong competition within our market area could hurt our profits and slow growth.
16. We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may adversely affect our perfom1ance.
17. We are dependent on our infonnation technology and telecommunications systems and third-party service providers; systems failures, intenuptions and cybersecurity breaches could have a material adverse effect on us.
18. Security breaches and cybersecurity threats could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
19. We must keep pace with teclmological change to remain competitive.
20. Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.
21. Acts of terrorism and other ex tema1 events could impact our business.
22. Regulation of the financial services industry is intense, and we may be adversely affected by changes in laws and regulations.
23. A tightening of credit markets and liquidity risk could impair our ability to fund operations and jeopardize our financial condition.
24. Future changes in interest rates cou ld reduce our profits and affect the value of our assets and liabilities.
25. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations ancVor increase our costs of operations.
26. We are subject to an extensive body of accounting rules and best practices. Pe riodic changes to such rules may change the treatment and recognition of critical financial line items and affect our profitability.
27. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
28. The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.
29. Changes in management's estimates and assumptions may have a material impact on our financial statements and our financial condition or operating results.
30. We are subject to environmental liability risk associated with lending activities or properties we own.

<u>Risks Related to the Offering</u>

31. The future price of our common stock may be less than the $10.00 per share purchase price in the offering.
32. The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.
33. We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.
34. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
35. Our stock-based and other benefit plans will increase our costs, which will reduce our net income.
36. The implementation of our stock-based benefit plans may dilute your ownership interest.
37. Various factors may make takeover attempts more difficult to achieve.
38. You may not receive dividends on our common stock.
39. You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.
40. You may not revoke your decision to purchase Catalyst Bancorp common stock in the subscription or community offerings after you send us your order.
41. We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

(By Signing the Front of this Form the Purchaser is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Catalyst Bancorp, Inc. Stock Ownership Guide Individual Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc. Joint Tenants Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants. Tenants in Common Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. Uniform Transfers to Minors Act (“UTMA”) Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock ownership form. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the LA Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA LA (use minor’s social security number). Fiduciaries Information provided with respect to stock to be held in a fiduciary capacity must contain the following: • The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual. • The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc. • A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity. • The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description. • The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe. Stock Order Form Instructions Items 1 and 2 - Number of Shares and Total Payment Due Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum allowable purchase by a person, entity or group of people through a single account is 15,000 shares ($150,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 25,000 shares ($250,000) of common stock. Item 3 - Employee/Officer/Director Information Check this box to indicate whether you are an employee, officer or director of St. Landry Homestead Federal Savings Bank, Catalyst Bancorp, Inc., or a member of such person’s immediate family living in the same household. Item 4 - Payment by Check If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Your check, bank draft or money order must be made payable to Catalyst Bancorp, Inc. Your funds will earn interest at 0. % until the stock offering is completed or terminated. Item 5 - Payment by Withdrawal If you pay for your stock by a withdrawal from a deposit account at St. Landry Homestead Federal Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate of deposit accounts used for stock purchases. This form of payment may not be used if your account is a St. Landry Homestead Federal Savings Bank retirement account or line of credit account. Item 6 – Purchaser Information Subscription Offering a. Check this box if the purchaser had a deposit account(s) totaling $50 or more on December 31, 2019 at St. Landry Homestead Federal Savings Bank (“Eligible Account Holder”). b. Check this box if the purchaser had a deposit account(s) totaling $50 or more on [•], 2021 at St. Landry Homestead Federal Savings Bank (“Supplemental Eligible Account Holder”), but is not an Eligible Account Holder. c. Check this box if the purchaser had a deposit account(s) at St. Landry Homestead Federal Savings Bank [•], 2021 (“Other Member”) but is not an Eligible Account Holder or Supplemental Eligible Account Holder. Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your subscription rights. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Community Offering d. Check this box if you are submitting an order in the community offering and reside in St. Landry, Acadia, Lafayette, St. Martin, Point Coupée, Avoyelles or Evangeline Parish in Louisiana. e. Check this box if you are submitting an order in the community offering and do not reside in the above listed parishes. Item 7 - Stock Ownership Registration, Address, SS# or Tax ID#, Telephone Number(s) Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s). Complete the requested stock registration, mailing address and telephone number(s). The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Adding the names of other persons who are not owners of your qualifying account may result in a loss of your subscription rights. Item 8 – Associates/Acting in Concert Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares. Item 9 – Acknowledgement Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification (continued on the reverse side of the stock order form). Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. Your properly completed signed stock order form and payment in full (or withdrawal authorization) for the shares must be physically received (not postmarked) by Catalyst Bancorp, Inc. no later than _:00 p.m., Central Time, on [day], [month] , 2021 or it will become void. Delivery Instructions: You may deliver your stock order form by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at our other offices. If you have any additional questions, or if you would like assistance in completing your stock order form, please call our Stock Information Center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.